EXHIBIT 10.74

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INDIVIDUAL EMPLOYMENT CONTRACT FOR AN INDEFINITE PERIOD OF TIME (HEREINAFTER
THE "CONTRACT") ENTERED INTO BY AND BETWEEN THE PARTY OF THE FIRST PART, ADMINISTRACION SA DE CV (HEREINAFTER THE "COMPANY") IN ITS CAPACITY AS EMPLOYER, REPRESENTED HEREIN BY MR. CARLOS HERNANDEZ ARTIGAS IN HIS CAPACITY AS LEGAL REPRESENTATIVE, AND THE PARTY OF THE SECOND PART, RUBEN PIETROPAOLO DEJONG (HEREINAFTER THE "EXECUTIVE"), IN HIS OWN RIGHT, PURSUANT TO THE
FOLLOWING:

                                  STATEMENTS

I. The Company states that it is a legally incorporated corporation according to Mexican law, domiciled at 22 Manuel Avila Camacho Boulevard, 21st Floor, Lomas de Chapultepec col., Postal Code 11000, in Mexico, Federal District, engaged primarily in the rendering of administrative services to third parties.

The Company counts among its clients Panamerican Beverages, Inc. in its establishments located in Guatemala, Costa Rica and Nicaragua (hereinafter the "Nolad Group"), Panamco Mexico SA, de CV and its subsidiaries (hereinafter the "Clients"), among others, with which it has entered into contracts for the rendering of services, for which reason the Company needs to employ qualified personnel in order to develop the activities described herein.

II. The Executive states that he is aware of the business relationship existing between the Company and its Clients, as well as of the Clients' consent to allow Company employees to use their logos, headings, marketing materials, uniforms, job cards, etc., without implementing any other kind of tie other than the said business relationship between the Company and its Clients.

III. Both parties state that this Contract fully supersedes any other verbal or written contract or agreement, previously entered into by and between the Company and any of its affiliates or subsidiaries regarding the services of the Executive as an independent consultant, a subordinate employee or in any other capacity.

IV. The Executive states that the Company or its affiliates or subsidiaries do not owe him any amount for previous relationships or contracts, whether oral or written, and grants the Company and its affiliates and subsidiaries the broadest release from obligations established in or derived from the applicable laws with regard previous contracts or relationships between the parties or their affiliates or subsidiaries.

V. The Company requires the hiring of a person with the necessary experience, knowledge and capabilities to assume the position of C.E.O. in order to manage the company's day-to-day operations.

VI. The Executive states that he has the necessary capabilities required by the Company in order to hold the post set forth in Statement V and the services indicated in the First Clause of this Contract.

BY VIRTUE OF the above, the parties execute this Contract, subject to the following:

                                   CLAUSES

FIRST CLAUSE. DESCRIPTION OF PERSONAL SERVICES.

1.1 POST. The Executive undertakes to render his personal services to the Company by holding the post of C.E.O. at all times with the greatest diligence and efficiency. With the exception of vacation periods, disability due to illness or authorized leaves, the Executive will devote to the Company substantially all of his working hours, attention, capabilities and energy, and will fully cooperate with the Company's Board of Directors to the benefit of the Company's interests. The Executive may engage in other activities related to his personal investments and for the benefit of the community as long as these do not interfere with the duties assumed under this Contract.

1.2 FUNCTIONS AND DUTIES. The Executive's main duties will include, but are not limited to, the following: all of the activities, functions and duties that are generally required or inherent to the position of C.E.O.,


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such as the management of the Company's day-to-day operations, under the supervision of the Company's Board of Directors, the supervision of the Noland Group's operations. In addition, the Executive will also carry out other activities related to his main duties, even when they must be performed away from the workplace. The Executive understands and agrees that he may be required to work and coordinate efforts with other companies or affiliates or with the Company's Clients. However, the Executive expressly acknowledges and pledges that under no circumstance will he be or become an employee of any enterprise other than the Company, whether or not it is an affiliate of the latter, and expressly recognizes that his only existing relationship is and will be with the Company.

1.3 ADDITIONAL FUNCTIONS. It is expressly understood and agreed that the Executive will report solely and exclusively to the Company's Board of Directors and to whatever person the latter may indicate, that the above list of functions and duties is not exhaustive, and that the Executive must fulfill the other functions, duties, limitations or instructions issued by the Company or derived from or related to this Contract.

1.4 COMPLIANCE WITH THE LAWS AND WITH COMPANY POLICIES / FOREIGN CORRUPT PRACTICES ACT. The Executive expressly undertakes to abide, during the performance of his duties with all professional and ethical behavior practices and labor regulations and to comply with any applicable domestic legislation. Moreover, the Executive expressly pledges that, for the duration of this Contract (as defined in the Twenty-Third Clause), he will comply with the U.S. Foreign Corrupt Practices Act, with which he is familiar, as well as with all other rules, policies and procedures adopted by the Company from time to time, including, but not limited to, the Policy on Business Opportunities, the Policy on Conflicts of Interest, etc.

SECOND CLAUSE. EXCLUSIVITY OF THE SERVICES.

Except to the extent allowed to him by Clause 1.1, the Executive expressly undertakes to render his services exclusively to the Company and likewise acknowledges that the Executive's only existing work relationship is with the Company. For the duration of this Contract the Executive pledges not to accept, whether through compensation or at no charge and in a direct or indirect manner (through third parties whether natural or artificial persons), activities that are similar or analogous to those stipulated in this Contract or to those that the Company may develop in the future, for third parties other than the Company, unless the latter specifically so authorizes it.

THIRD CLAUSE. TRUSTWORTHY EMPLOYEE.

Considering the confidential nature of the job to be performed by the Executive and the fact that the corresponding legal requirements have been met, both parties acknowledge and agree that the Executive is and will be considered trustworthy employees for all possible legal effects.

FOURTH CLAUSE. PROFIT SHARING.

The Executive understands and expressly agrees that since he will be the highest-level Company employee, he will not be entitled to share in the distribution of earnings, as provided for in article 127 section I of the Federal Labor Law. Therefore, the Executive will not be entitled to claim any additional payment for profit sharing.

FIFTH CLAUSE. PLACE OF WORK.

The parties agree that the place where the Executive will render his services will be the Company's domicile specified above, as well as in any area or in any other office space the Company may establish in the future (in Mexico City or in any other place within the Mexican Republic) or in any other place to which he may be assigned by the Company, within the Mexican Republic or abroad as required by the nature of the Executive's work, and he expressly states that he gives the Company the power to relocate him reasonably and in good faith from one place to another, wherefore the Executive expressly gives his consent and hereinafter accepts such change to the extent that it allows him to continue rendering his services for the benefit of the Company.


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SIXTH CLAUSE. WORK SCHEDULE.

6.1 WEEKLY WORK SCHEDULE. The Executive's work schedule will be 48 hours per week and he will distribute them over a six-day week, in accordance with the provisions of article 59 second paragraph of the Federal Labor Law and with the needs of the Company, for the purpose of achieving the highest efficiency of the Company's human and material resources.

6.2 The Executive and the Company may modify said work schedule or the distribution of working hours according to the needs of the Company, without any responsibility to the latter, since the Executive expressly accepts that his work schedule is variable.

6.3 Given the nature of the duties assumed by the Executive, he will not be subject to any kind of control as to attendance.

6.4 The Executive agrees and accepts that, given the nature of the duties assumed by him, his working hours will not be measured, predetermined or directed by the Company.

6.5 The Executive will be required to report his absences due to illness, disability or other causes, in accordance with the policies established and made known by the Company.

SEVENTH CLAUSE. COMPENSATION.

7.1 GROSS MONTHLY [SIC] SALARY. For the duration of this Contract, the Executive will receive from the Company as compensation for his services and duties assumed in conformity therewith, a gross annual salary of US$500,000.00 (Five hundred thousand and 00/199 [sic] U.S. dollars), as follows:

Annual base salary:                                             $456,730.78
Christmas bonus (30 days):                                       $38,461.53
Vacation premium (25%):                                           $4,807.69
Total gross annual salary:                                      $500,000.00

7.2 GROSS MONTHLY SALARY. According to the preceding item, the Executive will receive a gross monthly salary of US$38,060.89 (Thirty-eight thousand sixty and 89/100 U.S. dollars).

Said compensation will be paid proportionally at fifteen-day periods that expire on the fifteenth and final last day of each month (hereinafter the "Pay Day"). In case a Pay Day is a holiday in Mexico, the compensation will be paid on the immediately preceding business day.

7.3 FORM OF PAYMENT. The Executive expressly agrees that the Company may pay him his salary by depositing this and any other benefit in the bank account the Company may designate, once the pertinent tax withholdings and deductions have been made. It is understood that the mere deposit with the credit institution is equivalent to a salary receipt under article 804 of the Federal Labor Law.

7.4 PAYMENT CURRENCY. It is understood by and between the parties that the amounts paid by the Company to the Executive, including the payment of the salary stipulated in this Contract, will be paid in Mexican pesos at the official exchange rate effective on the payment date, except as otherwise agreed in writing and signed by both parties.

EIGHTH CLAUSE. WEEKLY DAY OF REST.

The Executive will be entitled to enjoy a salaried day of rest every week as determined by the Company according to its needs. It is understood that the compensation for said day of rest is included in the salary stipulated in Clause 7.2 above, as the latter represents the total amount of the Executive's monthly compensation.


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NINTH CLAUSE. MANDATORY DAYS OFF.

The Executive will enjoy those mandatory days off that are indicated in article 74 of the Federal Labor Law, the salary for which is also covered by the amount stated in Clause 7.2 above, since it involves the Executive's monthly compensation.

TENTH CLAUSE. VACATIONS.

10.1 The Executive will enjoy a 21-day yearly vacation period for each year in service, under the understanding that said period will be granted to the Executive once each year of service has expired and as soon as the Company, Board of Directors, or whomever it designates, so authorizes.

10.2 The vacation period will be enjoyed in accordance with article 81 of the Mexican Federal Labor Law and at a time that is convenient to the interests of the Company, and the Executive must request said vacation period in writing to the Company's Board of Directors or to whomever the latter designates, at least one month in advance of the start of the respective vacation period.

10.3 The salary for the said period is also paid with the amount indicated in Clause 7.1 above, as well as the payment of the Executive's vacation premium equivalent to 25% of the total amount of base salary days that the Executive is entitled to for the respective vacation period.

10.4 Under the Mexican Federal Labor Law, if the Executive does not use his annual vacation period within the 12 months subsequent to the granting of it, said period will expire and will be lost.

ELEVENTH CLAUSE. OVERTIME.

The Executive is prohibited from working overtime hours unless it is with prior consent and according to written instructions issued by the Company's Board of Directors. When, for whatever circumstances, the Executive must work more hours than those indicated in the Sixth Clause as work schedule, he will request beforehand of the Company the written instructions and consent referred to in this Clause; otherwise no amount will be paid to the Executive for the time he works in excess of his work schedule.

TWELFTH CLAUSE. CHRISTMAS BONUS.

The Executive will be entitled to receive a Christmas bonus equivalent to 30 days of base salary, to be paid prior to December 20 of each year, pursuant to article 87 of the Federal Labor Law. This benefit is also included in the gross annual compensation established in Clause 7.1 above.

THIRTEENTH CLAUSE. EXECUTIVE'S RECEIPTS.

The Executive undertakes to sign on each Pay Day a receipt to the Company for the total sum of the amounts earned up to such date. The Executive acknowledges and expressly agrees that the issuance of said receipt will imply his acceptance of the fact that the compensation received covers the work performed by him to that date, and that he will not be later entitled to claim payment of any benefit for the respective period. His signature on the corresponding receipt will imply a full release for the Company from all salaries and benefits earned by the Executive for the respective period for services rendered to that date, whether or not said receipt contains a statement to that effect.

FOURTEENTH CLAUSE. AUTOMOBILE.

In order to facilitate the performance of his work, the Company will grant to the Executive an automobile including its maintenance and a driver, in accordance with Company policy applicable in general to employees at the Executive level, which may be changed at any time at the Company's sole discretion and in conformity with the commodatum (attached hereto as Annex A, which once signed by both parties becomes an integral part of this Contract).


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FIFTEENTH CLAUSE. ANNUAL BONUS.

15.1 The Executive will be eligible to participate in the Annual Incentive Bonus Plan the Company has in place, subject to the achievement of budgetary outcomes previously set by the Company for the Executive, and that the latter states he knows and agrees with.

15.2 The Executive understands and expressly agrees that he may be eligible, at the Company's discretion, to participate in any bonus or incentive plan the Company normally grants to employees at the Executive level, which may be modified at any time at the Company's discretion. At present, the Company has a Benefits Program in place that includes a Life and Health Insurance as well as a Pension Plan.

In said cases, the Company at its sole discretion may establish bonuses or incentives and must determine when and under what conditions the Executive will be entitled to receive said bonuses or incentives. The Company does not assume any obligation as regards the granting of said bonuses or incentives, and at its sole discretion it may modify, increase, reduce or cancel said bonuses or incentive plans. Any payment of bonuses or incentives within the terms and conditions of this Clause 15.2 will not be an acquired entitlement, even though the payment may have been made repeatedly or without a express reservation of the discretionary nature of said bonuses or incentives.

SIXTEENTH CLAUSE. HOUSING.

The Company, in accordance with its policies, and under a lease, will provide housing to the Executive during a period of only 3 years (from his first date of rendering of services referred to in the Twenty-Eighth Clause), for up to an annual rent and related expenses, including services, equivalent to US$120,000.00 (One hundred twenty thousand and 00/100 U.S. dollars), and the Executive pledges to vacate them as soon as required by the Company.

SEVENTEENTH CLAUSE. AIRLINE TICKETS.

The Company, in accordance with its policies, will grant annually to the Executive, his spouse and each one of his children, a round-trip airline ticket for them to travel to Buenos Aires, Argentina, and back to Mexico City.

EIGHTEENTH CLAUSE. COUNTRY CLUB MEMBERSHIP.

The Company, in accordance with its policies, authorizes the Executive to use a Membership owned by the Company in a Golf Club.

NINETEENTH CLAUSE. REIMBURSEMENT OF EXPENSES.

All costs and expenses incurred by the Executive in the performance of this Contract, including transportation, lodging and entertainment expenses, will be paid exclusively by the Company, provided that it has pre-authorized them in writing in accordance with Company policy (including the adequate itemization and substantiation of the expenses incurred), and that the Executive submits the respective vouchers, which must meet any and all of the applicable legal and fiscal requirements.

TWENTIETH CLAUSE. CONFIDENTIAL INFORMATION AND COMPANY PROPERTY.

20.1 CONFIDENTIAL INFORMATION. For the purposes of this Contract, confidential information will mean, without limitation, the contents of this Contract, all patentable applications, the know-how related to the patents and patentable applications, inventions, developments, discoveries, processes, manufacturing processes, procedures and methods, data registration, formulas, projects, designs, drawings, specifications including dimensions, tolerances, materials and components, administrative, commercial and particular facts related to the Company, its affiliates or its Clients, client lists and details of contracts with their clients, products, suppliers and other business partners of the Company or of its affiliates, information regarding Company or affiliate


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staff, details or contents of any contract regarding Company or affiliate staff, financial data and material, prices and price strategies, sales volume, promotional methods, marketing plans and strategies, as well as any other secret and confidential information that the Company may try to make known by or make available to a limited number of persons (the "Confidential Information"). It is understood that the Executive will receive and have access to the Confidential Information and to the Industrial Secrets (as defined in the Mexican Industrial Property Law) of the Company and of its Clients and affiliates as well. For the duration of this Contract and at any time after same is terminated for whatever reason, the Confidential Information and Trade Secrets will remain secret and may not be revealed by the Executive in any way to third parties, unless the Executive is specifically compelled by the Law to disclose said Confidential Information and Trade Secrets or in the event that he is so ordered or authorized by the Company in advance.

20.2 All materials and documents related to the Confidential Information and Trade Secrets that the Executive receives or may have received during his employment whether in written documents, electronic or magnetic media, optical disks, microfilm, microfiche, CD ROMs, films or other similar medium, are and must remain the exclusive property of the Company (or of its clients or affiliates as the case may be), and must be returned to the Company, whatever their origin, promptly and fully at the Company's request together with all their copies, at any cost, and without an order, upon the termination of the work relationship, for whatever reason. The Executive will not be entitled to retain said materials. The Company will have no obligation to designate said materials or documents specifically or conclusively as confidential or secret, and the absence of such designation does not mean that the Confidential Information and Trade Secrets is not a subject of this Contract. In case of doubt, all written information will be a matter of this Contract unless excepted from it.

20.3 INFORMATION IN THE PUBLIC DOMAIN. Clauses 20.1 and 20.2 will not be applied to information or knowledge that becomes part of the public domain for any reason other than the disclosure of same by the Executive.

20.4 RETURN OF COMPANY PROPERTY. Upon the end of his employment or whenever the Company may so request, the Executive will immediately return to the Company all Company property, including business cards, corporate credit cards (including phone cards), all the originals and copies of documents and other written materials, computer disks and computer files related to the Company's business, and all Company equipment, including automobiles, telephones, beepers and computers that the Executive may have in his possession, custody or control.

20.5 Both parties agree that any breach by the Executive of the terms and conditions mentioned in Clauses 20.1 and 20.2 above will be deemed a just cause for termination of the work relationship without responsibility for the Company. Likewise, the Executive specifically states that if he fails to fulfill the obligations stipulated in this Clause, he will be subject to the corresponding legal liability, including, but not limited to, the criminal liability to which reference is made in article 223 sections III and V of the Industrial Property Law.

TWENTY-FIRST CLAUSE. SOCIAL SECURITY.

21.1 The Company undertakes to register the Executive with the Mexican Social Security Institute.

21.2 The Executive is bound to undergo any to medical examinations that may be ordered by the Company. in accordance with the Federal Labor Law, whether through the Mexican Social Security Institute or a physician chosen by the Company. The medical examination may be as extensive as the Company may determine, including drug consumption detection.

TWENTY-SECOND CLAUSE. TRAINING AND DEVELOPMENT.

The Company undertakes to train the Executive or have him trained in accordance with the training and instruction plan and programs duly registered with the competent authorities.


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TWENTY-THIRD CLAUSE. DURATION.

This Contract is for an indefinite period of time and may be suspended, rescinded or terminated only as provided for in the Federal Labor Law, by the parties' consent or as stipulated herein.

It is understood that the Company will be entitled to evaluate at any time and at its sole discretion the Executive's performance according to the conditions and requirements demanded by the business and day-to-day operations of the Company. Therefore, the parties agree that non-fulfillment by the Executive of his duties under this Contract will be just cause for his termination.

TWENTY-FOURTH CLAUSE. CONFLICTS OF INTEREST.

The Executive expressly states to the Company that he is qualified to enter into this Contract; that he has not entered into other contracts and that he has not undertaken commitments or obligations with any person or company that would prevent him in any way from complying with the duties he assumes under this Contract. The Executive also states that he is not in possession of any document or confidential tangible assets belonging to third parties that might affect the fulfillment of the duties assumed by him under this Contract and that he is ready, willing, and able to fulfill each and every one of them.

TWENTY-FIFTH CLAUSE. TAX WITHHOLDINGS AND OTHER DEDUCTIONS.

All payments to be made to the Executive under this Contract are subject to applicable tax withholdings according to the pertinent legal provisions regarding present or future Mexican taxes of a federal, state or municipal nature.

TWENTY-SIXTH CLAUSE. STATEMENTS.

For purposes of the Federal Labor Law, the Company states that it is a corporation duly incorporated according to the laws of the Mexican Republic, engaged in rendering administrative services to third parties, that it is domiciled at 22 Manuel Avila Camacho Boulevard 21st Floor, Lomas de Chapultepec col., postal code 11000, in Mexico, Federal District. For his part, the Executive states that he is an Argentine citizen, 50 years of age, civil status married, domiciled at 22 Manuel Avila Camacho Boulevard 21st Floor, Lomas de Chapultepec col., postal code 11000, in this city.

TWENTY-SEVENTH CLAUSE. NOTICES.

27.1 Any notices, consents, authorizations, statements, approvals, documents and other communications (hereinafter and collectively the "Notifications") required or allowed by this Contract will be made in writing and delivered in person or sent by registered mail (with prepaid postage and return receipt requested) to the parties at their respective domiciles shown above or to any other domicile indicated by any of them to the other in writing. It is understood and agreed that unless the Company receives notice in writing of any change of domicile, the Executive's domicile mentioned in the preceding Clause will be the one to which all communications addressed to him will be sent.

27.2 The Executive undertakes to inform the Company in writing of his new domicile in case it changes.

TWENTY-EIGHTH CLAUSE. GENERAL PROVISIONS.

28.1 STARTING DATE. Both parties agree that, notwithstanding the execution date of the Contract indicated in the final part thereof, it and the mutual obligations contained therein will become effective on January 8, 2002, and that the starting date of the Executive's services to the Company and consequently of his seniority, will be January 8, 2002, for all possible legal purposes.

28.2 ENTIRE CONTRACT. This Contract constitutes the entire agreement of wills existing between the parties and will become effective on January 8, 2002. No statement or promise has been made by any of the parties that are not included in this Contract.


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28.3 CONFLICT WITH APPLICABLE LAW. Nothing contained herein has been set forth for the purpose of committing any act contrary to Law. In the event that any conflict were to arise between the provisions hereof and any present or future law, statute, regulation or provision, the latter will prevail, but in such case the affected provisions hereof will be limited and abbreviated only to the extent necessary in order to comply with the legal requirements.

28.4 CLAUSE HEADINGS. The headings of the clauses contained are only for herein reference purposes and therefore will not affect in any way this Contract's meaning or interpretation.

28.5 WAIVER OF RIGHTS. This Contract may only be modified and any of its terms and conditions abandoned through a written document signed by both parties, or in the case of a waiver, signed with the other party's consent. The failure or waiver by any of the parties at any time to request the enforcement of any of the provisions contained herein will not affect the right to exercise that same provision or any other.

28.6 APPLICABLE LAWS AND ARBITRATION. Except as stipulated in this Contract, the provisions of the Mexican Federal Labor Law will be applicable to the work relationship between the Company and the Executive. The parties agree that any dispute or complaint arising in connection with this Contract, its binding character or interpretation, due to nonfulfillment related to any of its provisions, in any way derived from or related to the termination of the work relationship, will be submitted to the jurisdiction and competence of the Federal District's Local Reconciliation and Arbitration Board.

28.7 UNDERSTANDING OF THE CONTRACT. The Executive expressly states that he has read this Contract, that he fully understands the contents and terms thereof, and that he understands the nature and legal scope of this Contract.

IN WITNESS THEREOF, the parties, having read this Contract and being satisfied as to its contents and validity, sign it before the undersigned witnesses.

RUBEN PIETROPAOLO DEJONG           ADMINISTRACION, S.A. DE C.V.
BY /s/ Ruben Pietrogolo De Jong    BY:   /s/ Carlos Hernandez Artigas
DATE: January 8, 2002              NAME: CARLOS HERNANDEZ ARTIGAS
                                   TITLE: LEGAL REPRESENTATIVE
                                   DATE: January 8, 2002

WITNESS                            WITNESS
BY:                                BY:
Mr./Ms.                            Mr./Ms.



Annex A: Commodatum.



[Note: Each page of the Contract contains the initials of the Executive and the Company.]